EMPLOYMENT AGREEMENT

         THIS AGREEMENT entered in to on this the 2nd day March 1998 by and between Dynamic Imagning Group, Inc., a Colorado corporation, having its principal place of business at3418 N. Ocean Blvd., Fort Lauderdale, Florida 33308 (herein after refereed to as "THE COMPANY") and Gary R. Morgan (herein after referred to as "Executive").

         WHEREAS, The Company desires to employ Executive as a Director and Chairman, and the Executive is willing to accept employment, all subject to terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, as well as other valuable considerations, receipt of which is hereby knowledged, the parties hereto agree as follows:

1. Employment Term: Subject to the terms and conditions hereof The Company hereby employs Executive and Executive hereby accepts employment by The Company for a period commencing on the 2nd day of March, 1998 or as soon as Executive commences employment and continuing until March 3,2001, unless extended or unless Executive employment shall be terminated. This Agreement shall automatically be extended at the end of its term for an additional three year period unless Executive gives written notice of intent not to extend the Agreement 60 days prior to the end of the term of the Agreement or the Company can show proof that the Executive is not in full accordance with this agreement, at which time they may give a 60 day termination notice.

2 Duties: Executive shall serve The Company as Chairman of the Board reporting directly to the Board of Directors of The Company. Executive shall serve and prepare all documentation demeaned necessary related directly or indirectly to his position.

2.1 Executive shall perform such Executive, administrative, development, marketing, programming and other duties as are indicative of the office he holds and as may, from time to time, be assigned to him by the Board of Directors of said Corporations and devote such time shall be reasonable and necessary for the performance of Executives job.

3. Compensation: As base compensation for the services to be rendered by Executive hereunder The Company shall pay Executive in Dynamic Imaging Group, Inc.,As of February 27, 1998 $120,000 per year plus standard fringe benefits. In addition, the Executive will receive a bonus of 2.5% of the gross receipts actually collected by the Company. Each additional year from year one the Executive shall have an increase of not less than 10% of the previous year base

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salary. The only alteration to this compensation will have to be mutually agreed upon by both parties. Also to be made as a part of this agreement an Executive profit/incentive plan in which certain key executives and consultants will share profits/incentives. This profit/incentive plan will be a separate agreement between Company and Executive to be attached to this agreement.

3.1 Vacation and Benefits: Executive shall receive 3 weeks paid vacation per year and shall share in all other benefits offered by said Corporation including but not limited to health insurance. However, said vacation time shall not be deamned to have accrued unless and until said.

4. Termination on Disability or Death:

         a) In the event that the Executive, due to physical or mental disability or incapacity, is unable to substantially perform his duties hereunder for a period of three months, The Company or Executive may, upon 10 days prior written notice, may terminate this Agreement and be excused from any further acts to be performed pursuant to this Agreement. Executive's employment shall terminate immediately upon his death.

         b) Upon termination of Executive's employment by reason of his death or disability as aforesaid, Executive, or in the case of Executive's personal representatives, shall be entitled to receive all compensation, including salary, commissions and bonuses earned or accrued to the date of such termination. Additionally, Company will maintain a disability policy at its expense equal to the Executives contracted salary which will pay the same to the Executive upon his or her incapacity.


5. Termination for Certain Causes: In the event of the (A) breach of any provision this Agreement provided Executive shall have 30 days to cure such default, (B) conviction of the Executive for any felony involving moral turpitude under federal or state law, this Agreement and Executive's employment hereunder may be terminated by The Company immediately and without prior notice. Executive shall not be entitled to any severance pay or any compensation whatsoever if terminated for cause pursuant to the provisions of this section.

6. Confidentiality: Executive understands and hereby acknowledges that as a result of his employment with The Company, he will necessarily become informed of, and have access to certain valuable and confidential information of The Company and any of its subsidiaries, joint ventures and affiliates, including, without limitations, trade secrets, technical information, know-how, plans, specifications, identity of customers and suppliers, and that such information, even though it may be developed or otherwise acquired by Executive in trust and solely for The Companies benefit. Accordingly, Executive hereby agrees that he


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shall not at any time either during or subsequent to his employment hereunder, use, reveal, report, furnish transfer or otherwise disclose to any person, corporation or other entity, any of The Companies confidential information without the prior written consent of The Company.

6.1 Upon the termination of his employment with The Company for any reason whatsoever, Executive shall promptly deliver to The Company all drawings, manuals, letters, notes, notebook, reports, computer diskettes and copies thereof and all other materials, including, without, limitation, those of a secret and confidential nature, relating to The Companies business which are in Executive possession or control.

7. Non-Competition: Executive agrees that, during the term of this Agreement, not, directly or indirectly:

(a) Solicit or attempt to solicit business of any customers of The Company.

(b) Otherwise divert or attempt to divert from The Company any business whatsoever:

(C) Solicit or attempt to solicit for any business endeavor any employee of The Company.

(d) Interfere with any business relationship between the Company and any other person; or

(e) Render any services as an officer, director, employee, partner, lender or in connection with any person who is so engaged.

8. Remedies: Because The Company does not have an adequate remedy at law to protect its business from Executive's competition or to protect its interest in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, The Company shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Section 7 and 8, be available to The Company. In the event of such a breach, in addition to any other remedies, The Company shall be entitled to receive from Executive payment of, or reimbursement for, its reasonable attorney's fees and disbursements incurred in enforcing any such provisions.

9. Survival: The provisions of Section 6, 7, and 8 shall survive termination of this Agreement.

10. Entire Agreement: This Agreement sets forth the entire understanding of the parties and mergers and supersedes any prior or contemporaneous Agreements

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between the parties pertaining to the subject matter hereof. This Agreement may not be changed or terminated orally, and no change, termination or attempted waiver of any provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced; provides, however, that the Executive's compensation may be increased at any time by The Company without in any way affecting any of the terms and conditions of this Agreement, which in all other respects shall remain in full force effect. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement of such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

11. Successors and Assigns: Neither party shall have the right to assign this personal Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of The Company to another entity, or upon the merger or consolidation of The Company with another entity, this Agreement shall inure to the benefit of, and be binding upon, both Executive and the entity purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other entity were The Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and bind, the parties hereto and their legal representatives, heirs, successors and assigns.

12. Additional Acts: Executive and The Company each agrees that they shall, as often as requested to do so, execute, acknowledge and deliver and file, or cause to be executed, acknowledge and delivered and filed, any and all further instruments, Agreements or documents as may be necessary or expedient in order to consummate the transactions provided for in this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

13. Communications: All notices, request, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth at the beginning of this Agreement, or to do such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

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14. Construction: The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise affect the construction of the terms or provisions hereof. References in this Agreement to Sections are sections of this Agreement.

15. Counterparts: This Agreement may be executed in multiple counterparts, each of which shall be deemed to be one and the same instrument.

16. Attorney's Fees: In any action to enforce the provision of this Agreement, the prevailing party shall be entitled to reimbursement of reasonable attorney's fees and cost from the non-prevailing party.

17. Severability: If any provision of this Agreement is held to be invalid or unenforceable by a court or tribunal of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provision held to be invalid or unenforceable shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

18. Governing Law: This Agreement is made and executes and shall be governed by the laws of the State of Florida.

19. Indemnification: The Company agrees to indemnify and hold Executive harmless for any action taken by Executive within the scope of his employment which The Company authorizes or directs Executive to take.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth.

                                 Dynamic Imaging Group, Inc.

                                 By:
                                    -----------------------
                                      Board of Directors


                                 Gary R. Morgan, Executive

                                 Date:__________

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                        ADDENDUM TO EMPLOYMENT AGREEMENT
                        --------------------------------
                                OF GARY R. MORGAN
                                -----------------

Executive is entitled to purchase Three Hundred Thousand (300,000) shares of restricted common stock per calendar year with the starting date of March 1, 2000 and each year there after for five consecutive years, at the par value of
 .80 per share. The company will loan the Executive all funds necessary to purchase shares interest free. The said loan must be repaid prior to the expiration of the Executives contract or the end of the fifth year. As this benefit is available to other Executives/ Key Personnel, all Executives will be given the option of borrowing said funds from the company equally and at the same time. Should sufficient funds not be available for all Executives to exercise their options totally, said funds will be divided equally among those Executives wishing to exercise their purchase option. Should Executive not exercise his option to purchase all or part of said stock, the unpurchased amount will accrue.

Approved by the Board of Directors:


----------------------------
Roland Breton- Director


----------------------------
Howard I Storfer- Director